Board of Directors or Trustees of:


Prudential Adjustable Rate Securities Fund
The BlackRock Government Income Trust
Prudential California Municipal Fund
Prudential Equity Fund
Prudential Equity Income Fund
Prudential FlexiFund (2 Portfolios)
Prudential GNMA Fund
Prudential Global Fund
Prudential Global Genesis Fund
Prudential Global Natural Resources Fund
Prudential Government Plus Fund
Prudential Growth Fund
Prudential Growth Opportunity
Prudential High Yield Fund
Prudential IncomeVertible Fund
Prudential Intermediate Global Income Fund
Prudential Multi-Sector Fund
Prudential Municipal Bond Fund (3 Portfolios)
Prudential Municipal Series Fund (11 Portfolios)
Prudential National Municipals Fund
Prudential Pacific Growth Fund
Prudential Short-Term Global Income Fund (2 Portfolios)
Prudential Strategic Income Fund
Prudential Structured Maturity Fund
Prudential U.S. Government Fund
Prudential Utility Fund
Global Utility Fund, Inc.
Nicholas-Appelgate Fund, Inc.

We have examined the accompanying description of the Prudential Dual Pricing Worksheet (the "Worksheet") application of State Street Bank and Trust Company ("State Street"), custodian and recordkeeper for the Prudential Mutual Funds (the "Funds"). Our examination included procedures to obtain reasonable assurance about whether (1) the accompanying description presents fairly, in all material respects, the aspects of State Street's policies and procedures that may be relevant to a Fund's internal control structure relating to the Worksheet, (2) the control structure policies and procedures included in the description were suitably designed to achieve the control objectives specified in the description, if those policies and procedures were complied with satisfactorily, and (3) such policies and procedures had been placed in operation as of June 30, 1993. The control objectives were specified by Prudential Mutual Fund Management. Our examination was performed in accordance with standards established by the American Institute of Certified Public Accountants and included those procedures we considered necessary in the circumstances to obtain a reasonable basis for rendering our opinion.

In our opinion, the accompanying description of the aforementioned application presents fairly, in all material respects, the relevant aspects of State Street's policies and procedures that had been placed in operation as of June 30, 1993. Also, in our opinion, the policies and procedures, as described, are suitably designed to provide reasonable assurance that the specified control objectives would be achieved if the described policies and procedures were complied with satisfactorily.




In addition to the procedures we considered necessary to render our opinion as expressed in the previous paragraph, we applied tests to specific policies and procedures, listed in Section I, to obtain evidence about their effectiveness in meeting the control objectives, described in Section I during the period from July 1, 1992 to June 30, 1993. The nature, timing, extent, and results of the tests are listed in Section II. In our opinion the policies and procedures that were tested, as described in Section II, were operating with sufficient effectiveness to provide reasonable, but not absolute, assurance that the control objectives specified in Section I were achieved during the period from July 1, 1992 to June 30, 1993.

The relative effectiveness and significance of specific policies and procedures at State Street, and their effect on assessments of control risk on the Funds are dependent on their interaction with the policies, procedures, and other factors present at individual Funds. We have performed no procedures to evaluate the effectiveness of policies and procedures at individual Funds in connection with this report.

The description of policies and procedures at State Street is as of June 30, 1993, and information about tests of the operating effectiveness of specified policies and procedures covers the period from July 1, 1992 to June 30, 1993. Any projection of such information to the future is subject to the risk that, because of change, the description may no longer portray the system in existence. The potential effectiveness of specified policies and procedures at State Street is subject to inherent limitations and, accordingly, errors or irregularities may occur and not be detected. Furthermore, the projection of any conclusions, based on our findings, to future periods is subject to the risk that changes may alter the validity of such conclusions.

Thisreport is intended solely for use by the management and Boards of Directors/Trustees of the Funds, the independent auditors of the Funds and the Securities and Exchange Commission.




DELOITTE & TOUCHE
August 13, 1993






















                                   SECTION I


                  Policies and Procedures Placed in Operation
                       Prudential Dual Pricing Worksheet


Effective January 22, 1990, the Funds, offered by Prudential Securities Incorporated (formerly Prudential-Bache Securities, Inc.) and Prudential Mutual Fund Distributors, Inc., adopted a dual pricing system. The dual pricing system consists of two classes of shares (Class A and Class B) for the Funds. The Class A shares are subject to a front-end sales load and the Class B shares are subject to a contingent deferred sales charge. The two classes of shares represent interests in the same portfolio of investments of the respective Fund and are identical in all respects, except that each class is subject to different distribution expenses and has exclusive voting rights with respect to the Rule 12b-1 distribution plan pursuant to which such distribution expenses are paid.

In order to allocate income and expenses between the two classes of shares, State Street Bank and Trust Company (the Funds' custodian and recordkeeper) utilizes the Prudential Dual Pricing Worksheet (the "Worksheet") (see Exhibit
I). The Worksheet is a manual supplementary application that extracts relevant data from the Funds' primary accounting system, allocates income and expenses between the two classes of shares and computes the daily net asset value and, if applicable, the dividend/distribution for each class of shares. Internal accounting controls that are relevant to the Fund can be divided into two components - controls related to the mutual fund accounting system resident at State Street Bank and Trust Company (the "primary accounting system") and controls related to the Worksheet.

The specific control objectives and policies and procedures relating to the Worksheet are described on pages 4 and 5. A description of the tests of the policies and procedures designed to obtain evidence about the operating effectiveness of those policies and procedures in achieving the specific control objectives is included in Section II.
























                 Control Objectives and Policies and Procedures
                       Prudential Dual Pricing Worksheet


The Worksheet is a supplementary manual application to the Funds' primary accounting system. Certain data is extracted from the primary accounting system to allocate income and expenses and to calculate the daily net asset value and, if applicable, dividends/distributions for each class of shares. The primary accounting system includes the details of transactions in accordance with the Investment Company Act of 1940, as amended.

The following represents the internal accounting control objectives and policies and procedures for the allocation of income and expenses and the computation of the net asset value and, if applicable, the dividend/distribution for each class of shares utilizing the Worksheet. It does not cover the internal accounting control policies and procedures surrounding the processing of information into the Funds' primary accounting system.


      CONTROL OBJECTIVES                    CONTROL POLICIES AND PROCEDURES

A.   Capital share activity             1.   Daily, the transfer agent forwards
as reported by the Fund's               reports of capital share capital share
transfer agent is recorded              activity for each class which includes
for each class in an accurate           a summary of subscriptions,
and timely manner by the fund.          redemptions, exchanges and other
                                        information (the "Supersheet").  The
                                        opening day's balance for shares
                                        outstanding and for shares eligible for
                                        dividends are recorded on the
                                        Worksheet. shares eligible for
                                        dividends are recorded on

                                        2.   Estimated interim share activity
                                        for the current day not recorded in the
                                        Supersheet is received via telefax from
                                        the transfer agent and is recorded for
                                        each class on the Worksheet.

B.   Net Asset Value ("NAV")            1.   The prior days ending NAV per
and, if applicable, the                 share (unrounded) for each class is
dividend/distribution for               agreed to the prior day's Worksheet.
each class are accurately
computed on a daily basis.              2.   The daily net capital stock
                                        activity for each class for the current
                                        day is agreed to the Supersheet as
                                        described in Control Procedures A.1 and
                                        2., above.

                                        3.   Percentage Assets by Class and
                                        Percentage Dividend Assets by Class are
                                        calculated for each class based upon
                                        information from the prior day
                                        Worksheet and information recorded on
                                        the Supersheet.




      CONTROL OBJECTIVES                    CONTROL POLICIES AND PROCEDURES

                                        4.   Allocate investment income between
                                        classes based on the appropriate asset
                                        allocation percentage for each class.

                                        5.   Agree composite dividend income,
                                        interest income, income amortization,
                                        income equalization, management fees,
                                        other expenses, realized gains and
                                        losses, and unrealized
                                        appreciation/depreciation to the
                                        primary accounting system of the Fund.

                                        6.   Allocate expenses between classes
                                        as follows:

                                             a.   Expenses directly
                                        attributable to each class (12b-1
                                        distribution expenses) are calculated
                                        and  recorded to that class.

                                             b.   Expenses attributable to both
                                        classes are allocated in accordance
                                        with the appropriate asset allocation
                                        percentage for each class.

                                        7.        Allocate realized and
                                        unrealized gains and losses between the
                                        classes in accordance with the
                                        appropriate asset allocation percentage
                                        of each class.

                                        8.   Record dividends/distributions to
                                        shareholders of each class in the
                                        primary accounting system.

                                        9.   Aggregate the net assets for each
                                        class and agree to the total net assets
                                        per the primary accounting system.

                                        10.  For each class, reconcile the
                                        current day's NAV and, if applicable,
                                        the dividend/distribution to the
                                        previous day's NAV and
                                        dividend/distribution for each class.

                                        11.  The above procedures are reviewed
                                        by the Fund supervisor or manager.











                                   SECTION II


                        Tests of Operating Effectiveness
                        Prudential Dual Pricing Worksheet
                         July 1, 1992 to June 30, 1993


We reviewed the methodology and procedures for calculating the daily net asset value and, if applicable, the dividends/distributions of the two classes of shares and the allocation of income and expenses between the two classes of shares.

The following are the detailed procedures which we performed with respect to the Worksheet. These procedures were performed for selected days encompassing all Funds subject to dual pricing during the year ended June 30, 1993, which we believe is a representative sample, to test compliance with the control policies and procedures as described in Section I.

Prudential Mutual Fund Management, Inc. is the manager of the Funds and has represented to us that adequate facilities are in place to ensure implementation of the methodology and procedures for calculating the net asset value and dividends/distributions of the two classes of shares and the allocation of income and expenses between the two classes of shares. Based on our review of the description of the policies and procedures of the Worksheet, as described in Section I, and performance of tests of operating effectiveness as described in Section II, we concur with such representation.



          Agreed "Prior Day NAV Per Share" to the previous day's Worksheet and to the rounded NAV included on the Supersheet for each class.

          Agreed "Shares Outstanding Beginning of the Day" to the Supersheet for each class.

          Agreed "Activity/Estimate" to the estimated interim share activity reported via fax from the transfer agent for each class.

          Recalculated "Current Shares Outstanding" by adding "Shares Outstanding Beginning of the Day" and "Activity/Estimate" for each class.

          Recalculated for each class "Adjusted Total Assets" by multiplying "Prior Day NAV Per Share" by "Current Shares Outstanding."

          Recalculated "Percentage Assets-Class A/Front End" by dividing "Adjusted Total Assets-Class A/Front End" by "Adjusted Total Assets Composite."

          Recalculated "Percentage Assets-Class B/Back End" by dividing "Adjusted Total Assets-Class B/Back End" by "Adjusted Total Assets Composite."

          Agreed "Dividend Shares Beginning of Day" to the Supersheet for each class.

          Agreed "Activity/Estimate" to the estimated interim share activity reported via fax from the transfer agent for each class.

          Recalculated "Current Dividend Shares" by adding "Dividend Shares Beginning of Day" and "Activity/Estimate" for each class.

          Recalculated for each class "Adjusted Dividend Assets" by multiplying "Prior Day NAV Per Share" by "Current Dividend Shares."

          Recalculated "Percentage Dividend Assets-Class A/Front End" by dividing "Adjusted Dividend Assets-Class A/Front End" by "Adjusted Dividend Assets Composite."

          Recalculated "Percentage Dividend Assets-Class B/Back End" by dividing "Adjusted Dividend Assets-Class B/Back End" by "Adjusted Dividend Assets Composite."

          Agreed composite total "Dividend Income", "Interest Income", "Amortization" and "Income Equalization" to the primary accounting system.

          Recalculated the allocation for each class of "Dividend Income", "Interest Income" and "Amortization" for daily dividend funds by multiplying the composite total by "Percentage Dividend Assets-Class A/Front End" and "Percentage Dividend Assets-Class B/Back End," and for non-daily dividend funds by multiplying the composite total by "Percentage Assets-Class A/Front End" and "Percentage Assets-Class B/Back End."

          Recalculated "Daily Income", composite and for each class, by totaling "Dividend Income", "Interest Income", "Amortization" and "Income Equalization."

          Agreed composite total "Management Fee" and "Other Fixed Expenses" to the primary accounting system.

          Recalculated the allocation for each class of "Management Fee" and "Other Fixed Expenses" for daily dividend funds by multiplying the composite total by "Percentage Dividend Assets-Class A/Front End" and "Percentage Dividend Assets-Class B/Back End," and non-daily dividend funds by multiplying the composite total by "Percentage Assets-Class A/Front End" and "Percentage Assets-Class B/Back End."

          Agreed the "12b-1 Fee-Class A/Front End" and "12b-1 Fee-Class B/Back End" to the respective "PC Expense Worksheet."

          Recalculated "Daily Expense", composite and for each class, by totaling "Management Fee", "12b-1 Fee" and "Other Fixed Expenses."

          Recalculated "Daily Net Income" for each class by subtracting "Daily Expense" from "Daily Income."

          Recalculated "Dividend Rate" for each class for daily dividend funds by dividing "Daily Net Income" by "Dividend Shares Beginning of Day-Class A/Front End" and "Dividend Shares Beginning of Day-Class B/Back End."

          Agreed "Daily Income" and "Income Distribution" for each class to the primary accounting system.

          Recalculated "Undistributed Net Income" for each Class by subtracting "Income Distribution" from "Income Available for Distribution."

          Agreed "Capital Stock Activity" for each Class to the Supersheet.

          Agreed the "Capital Gain Distribution" to the amount recorded in the primary accounting system.

          Agreed composite total "Realized Gain/Loss", "Unrealized Appreciation/Depreciation", "Unrealized Appreciation/Depreciation - Options" and "Unrealized Appreciation/Depreciation - Futures" to the primary accounting system.

          Recalculated the allocation for each class of "Realized Gain/Loss", "Unrealized Appreciation/Depreciation", "Unrealized
          Appreciation/Depreciation - Options" and "Unrealized
          Appreciation/Depreciation - Futures" by multiplying the composite amount by the "Percentage Assets-Class A/Front End" and "Percentage Assets-Class B/Back End."

          Agreed "Prior Days Net Assets" to the previous day's Worksheet.

          Recalculated "Net Assets", composite and for each class, by totaling "Undistributed Net Income", "Capital Stock Activity", "Capital Gain Distribution", "Realized Gain/Loss", "Unrealized Appreciation/Depreciation", "Unrealized Appreciation/Depreciation - Options", "Unrealized Appreciation/Depreciation - Futures", and "Prior Days Net Assets."

          Recalculated "NAV Per Share" dividing the "Net Assets-Class A/Front End" and "Net Assets - Class B/Back End" by "Current Shares Outstanding - Class A/Front End" and 'Current Shares Outstanding - Class B/Back End", respectively.

          Recalculated "Offering Price" for Class A shares by applying the "Load" percentage as stated in the fund's prospectus.